Exhibit 99.1

News Release – May 7, 2020

CubeSmart Reports First Quarter 2020 Results

MALVERN, PA -- (Globe Newswire) – May 7,  2020 -- CubeSmart (NYSE: CUBE) today announced its operating results for the three months ended March 31, 2020.

“The last few weeks have brought about a time of great uncertainty… and have also brought out the best in our people. Our store teammates continue to serve our customers with genuine care while implementing appropriate social distancing with a focus on safety and well-being,” commented President and Chief Executive Officer Christopher P. Marr. “In keeping with our reputation for innovation, I am extremely proud of our team’s ability to quickly adapt to the changing landscape. We successfully launched SmartRental, our contactless online rental process, and maintained our focus on simplifying the challenges faced by our customers.”

Key Highlights for the First Quarter

•	Reported earnings per share (“EPS”) attributable to the Company’s common shareholders of $0.20.
•	Reported funds from operations (“FFO”) per share, as adjusted, of $0.41.
•	Increased same-store (477 stores) net operating income (“NOI”) 0.8% year over year, driven by 1.7% revenue growth and a 3.8% increase in property operating expenses.
•	Same-store occupancy during the quarter averaged 91.5% and ended the quarter at 91.8%.
•	Closed on one property acquisition totaling $9.0 million.
•	Established a 10% ownership position in a newly formed joint venture that acquired 14 stores for an aggregate purchase price of $135.3 million.
•	Added 66 stores to our third-party management platform during the quarter, bringing our total third-party managed store count to 707.

COVID-19 Update

The spread of COVID-19 and the corresponding government regulations have had an impact on the Company’s business since mid-March. Self-storage has been designated as an essential business and customers are able to access their belongings at all CubeSmart locations. The Company launched SmartRentalTM, its contactless online rental process, eliminating the need for face-to-face interaction while supporting efforts to maintain teammate and customer safety. Additionally, store teammates continue to follow detailed cleaning protocols which include thoroughly wiping down all public surfaces. The Company has paused all rate increases to existing customers and suspended its normal delinquency processes temporarily. Both decisions will continue to be evaluated and each will resume when it is believed to be appropriate given market conditions.

Further, government stay-at-home orders have reduced rental volume as move-in and move-out activity declined in April compared to last year. At month end, same-store occupancy stood at 91.8%, down from 92.3% at the end of April 2019. Rent is due throughout the month on the anniversary date of a customer’s move-in. To-date, 93% of April rents have been collected compared to last year, when approximately 98% of April rent was ultimately collected.

Due to the uncertainty of the impact of the COVID-19 pandemic, the Company is withdrawing its previously issued 2020 guidance.

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Financial Results

Net income attributable to the Company’s common shareholders was $37.9 million for the first quarter of 2020, compared with $35.5 million for the first quarter of 2019. EPS attributable to the Company’s common shareholders was $0.20 for the first quarter of 2020, compared with $0.19 for the same period last year.

FFO, as adjusted, was $80.0 million for the first quarter of 2020, compared with $75.5 million for the first quarter of 2019. FFO per share, as adjusted, increased 2.5% to $0.41 for the first quarter of 2020, compared with $0.40 for the same period last year.

Investment Activity

Acquisition Activity

During the quarter ended March 31, 2020, the Company acquired one store located in Texas (1) for $9.0 million. In total for the year through the date of this press release, the Company has acquired three stores for $74.7 million.

Unconsolidated Real Estate Venture Activity

On March 19, 2020, the Company invested a 10% ownership position in a newly formed unconsolidated joint venture (“HVPSE”) that acquired 14 stores for an aggregate purchase price of $135.3 million. These properties contain an aggregate of 1.1 million rentable square feet and are located in Florida (2), Georgia (8) and South Carolina (4). To fund a portion of the purchase price, HVPSE entered into an $81.6 million term loan that bears interest at LIBOR plus 1.60% and matures on March 19, 2023, with options to extend until March 19, 2025. The Company’s contribution to HVPSE related to this portfolio acquisition was $5.6 million.

Development Activity

As of March 31, 2020, the Company had five joint venture development properties under construction. The Company anticipates investing a total of $131.9 million related to these projects and had invested $64.0 million of that total as of March 31, 2020. These stores are located in New York (2), Massachusetts (1), Pennsylvania (1) and Virginia (1) and are expected to open at various times between the second quarter of 2020 and the second quarter of 2021.

Third-Party Management

As of March 31, 2020, the Company’s third-party management program included 707 stores totaling 47.0 million square feet. During the three months ended March 31, 2020, the Company added 66 new stores to its third-party management platform.

Same-Store Results

The Company’s same-store portfolio at March 31, 2020 included 477 stores containing approximately 33.2 million rentable square feet, or approximately 90.4% of the aggregate rentable square feet of the Company’s 524 owned stores. These same-store properties represented approximately 92.0% of property NOI for the three months ended March 31, 2020.

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Same-store physical occupancy as of March 31, 2020 and 2019 was 91.8% and 92.0%, respectively. Same-store revenues for the first quarter of 2020 increased 1.7% and same-store operating expenses increased 3.8% from the same quarter in 2019. Same-store NOI increased 0.8% from the first quarter of 2019 to the first quarter of 2020.

Operating Results

As of March 31, 2020, the Company’s total owned portfolio included 524 stores containing 36.7 million rentable square feet and had physical occupancy of 90.2%.

Revenues increased $11.2 million and property operating expenses increased $4.3 million in the first quarter of 2020, as compared with the same period in 2019. Increases in revenues were primarily attributable to increased net effective rents in the same-store portfolio and revenues generated from property acquisitions and recently opened development properties. Increases in property operating expenses were attributable to a $1.6 million increase in same-store expenses primarily due to higher property taxes and advertising costs, $2.5 million of increased expenses associated with newly acquired or developed stores and $0.2 million of increased expenses associated with the growth in our third-party management program.

General and administrative expenses increased from $9.1 million during the three months ended March 31,

2019 to $10.4 million during the three months ended March 31, 2020, an increase of $1.3 million. The change is primarily attributable to increased personnel expenses resulting from additional headcount to support our growth.

Interest expense increased from $17.5 million during the three months ended March 31, 2019 to $18.7 million during the three months ended March 31, 2020, an increase of $1.2 million. The increase is attributable to a higher amount of outstanding debt during the 2020 period. To fund a portion of the Company’s growth, the average debt balance during the three months ended March 31, 2020 increased approximately $133.3 million from the same period in 2019 from $1,811 million to $1,944 million. The weighted average effective interest rate on our outstanding debt for the three months ended March 31, 2020 and 2019 was 3.96% and 4.10%, respectively.

Financing Activity

During the first quarter, the Company did not sell any common shares of beneficial interest through its at-the-market (“ATM”) equity program. As of March 31, 2020, the Company had 14.6 million shares available for issuance under the existing equity distribution agreements.

Quarterly Dividend

On February 19, 2020, the Company declared a dividend of $0.33 per common share. The dividend was paid on April 15, 2020 to common shareholders of record on April 1, 2020.

2020 Financial Outlook

“Given the uncertainty we are facing and the rapidly changing environment, we felt it prudent to withdraw our guidance until we have better clarity on the length of economic disruptions caused by COVID-19,” commented Chief Financial Officer Tim Martin. “Our liquidity position remains solid, as we have the strength of our investment-grade balance sheet, including modest leverage levels and $680.9 million of capacity on our revolving line of credit as of the end of April, to fund our remaining commitments, which include just $55.7 million of debt maturities and $67.9 million of development funding through 2021.”

First Quarter 2020	Page 3

The Company’s initial 2020 guidance provided in its earnings release on February 20, 2020 did not contemplate the COVID-19 pandemic. While the impact of COVID-19 on the results of operations for the three months ended March 31, 2020 was not material, due to the uncertainty surrounding the duration, scope and severity of the pandemic, and the associated mitigation efforts, it is difficult to predict the impact on future operational and financial results. The Company’s ability to operate its stores and customers’ ability to make rental payments could be impacted and will largely depend on future developments. The success of actions taken to contain or treat COVID-19 and reactions by consumers, companies, governmental entities and capital markets are highly uncertain and cannot be predicted, therefore the Company is withdrawing its previously issued full-year 2020 guidance and is not providing updated guidance for 2020 at this time.

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, May 8, 2020 to discuss financial results for the three months ended March 31, 2020.

A live webcast of the conference call will be available online from the investor relations page of the Company's corporate website at www.cubesmart.com. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: http://dpregister.com/10142536.

Telephone participants who are unable to pre-register for the conference call may join on the day of the call using 1-877-506-3281 for domestic callers, +1-412-902-6677 for international callers, and 1-855-669-9657 for callers in Canada. After the live webcast, the call will remain available on CubeSmart's website for 30 days. In addition, a telephonic replay of the call will be available through June 7, 2020. The replay numbers are 1-877-344-7529 for domestic callers , +1-412-317-0088 for international callers and 1-855-669-9658 for callers in Canada. For callers accessing a telephonic replay, the conference number is 10142536.

Supplemental operating and financial data as of March 31, 2020 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company's self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the 2020 Self-Storage Almanac, CubeSmart is one of the top three owners and operators of self-storage properties in the United States.

Non-GAAP Financial Measures

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company's stores. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the

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United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of the Company’s ability to make cash distributions. The Company believes that to further understand its performance, FFO should be compared with its reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in its Consolidated Financial Statements.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other non-recurring items, which the Company believes are not indicative of the Company’s operating results.

The Company defines net operating income, which it refers to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense – early repayment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): gains from sale of real estate, net, other income, gains from remeasurement of investments in real estate ventures and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of its stores, and for all of its stores in the aggregate. NOI should not be considered as a substitute for net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP. The Company believes NOI is useful to investors in evaluating operating performance because it is one of the primary measures used by management and store managers to evaluate the economic productivity of the Company’s stores, including the ability to lease stores, increase pricing and occupancy, and control property operating expenses. Additionally, NOI helps the Company’s investors meaningfully compare the results of its operating performance from period to period by removing the impact of its capital structure (primarily interest expense on outstanding indebtedness) and depreciation of the basis in its assets from operating results.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of

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which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this presentation, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation or as of the dates otherwise indicated in such forward-looking statements. All of our forward-looking statements, including those in this presentation, are qualified in their entirety by this statement.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this presentation. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (“SEC”).

These risks include, but are not limited to, the following:

•adverse changes in the national and local economic, business, real estate and other market conditions;

•the effect of competition from existing and new self-storage properties on our ability to maintain or raise occupancy and rental rates;

•the failure to execute our business plan;

•reduced availability and increased costs of external sources of capital;

•financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future indebtedness;

•increases in interest rates and operating costs;

•counterparty non-performance related to the use of derivative financial instruments;

•risks related to our ability to maintain our qualification as a real estate investment trust (“REIT”) for federal income tax purposes;

•the failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;

•increases in taxes, fees and assessments from state and local jurisdictions;

•the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;

•reductions in asset valuations and related impairment charges;

•cyber security breaches or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships;

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•changes in real estate, zoning, use and occupancy laws or regulations;

•risks related to natural disasters or acts of violence, pandemics, active shooters, terrorism or war that affect the markets in which we operate;

•potential environmental and other liabilities;

•uninsured or uninsurable losses and the ability to obtain insurance coverage against risks and losses;

•our ability to attract and retain talent in the current labor market;

•other factors affecting the real estate industry generally or the self-storage industry in particular; and

•other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Josh Schutzer

Senior Director, Finance

(610) 535-5700

First Quarter 2020	Page 7

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2020	2019
	(unaudited)

ASSETS
Storage properties	$4,716,549	$4,699,844
Less: Accumulated depreciation	(944,958)	(925,359)
Storage properties, net (including VIE assets of $100,143 and $92,612, respectively)	3,771,591	3,774,485
Cash and cash equivalents	35,719	54,857
Restricted cash	2,760	3,584
Loan procurement costs, net of amortization	3,834	4,059
Investment in real estate ventures, at equity	95,174	91,117
Other assets, net	93,684	101,443
Total assets	$4,002,762	$4,029,545

LIABILITIES AND EQUITY
Unsecured senior notes, net	$1,836,223	$1,835,725
Revolving credit facility	—	—
Mortgage loans and notes payable, net	95,263	96,040
Accounts payable, accrued expenses and other liabilities	136,310	137,880
Distributions payable	64,691	64,688
Deferred revenue	25,662	25,313
Security deposits	478	475
Total liabilities	2,158,627	2,160,121

Noncontrolling interests in the Operating Partnership	53,845	62,088

Commitments and contingencies

Equity
Common shares $.01 par value, 400,000,000 shares authorized, 193,587,165 and 193,557,024 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1,936	1,936
Additional paid-in capital	2,675,867	2,674,745
Accumulated other comprehensive loss	(709)	(729)
Accumulated deficit	(894,773)	(876,606)
Total CubeSmart shareholders’ equity	1,782,321	1,799,346
Noncontrolling interests in subsidiaries	7,969	7,990
Total equity	1,790,290	1,807,336
Total liabilities and equity	$4,002,762	$4,029,545

First Quarter 2020	Page 8

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2020	2019

REVENUES
Rental income	$140,985	$131,592
Other property related income	16,902	15,675
Property management fee income	6,194	5,578
Total revenues	164,081	152,845
OPERATING EXPENSES
Property operating expenses	55,740	51,425
Depreciation and amortization	40,838	38,442
General and administrative	10,365	9,147
Total operating expenses	106,943	99,014
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(18,681)	(17,517)
Loan procurement amortization expense	(754)	(624)
Equity in (losses) earnings of real estate ventures	(5)	261
Other	619	(165)
Total other expense	(18,821)	(18,045)
NET INCOME	38,317	35,786
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	(383)	(358)
Noncontrolling interest in subsidiaries	(38)	70
NET INCOME ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS	$37,896	$35,498

Basic earnings per share attributable to common shareholders	$0.20	$0.19
Diluted earnings per share attributable to common shareholders	$0.20	$0.19

Weighted average basic shares outstanding	193,582	187,253
Weighted average diluted shares outstanding	194,264	187,984

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Same-Store Facility Results (477 stores)

(in thousands, except percentage and per square foot data)

(unaudited)

	Three Months Ended
	March 31,		Percent
	2020	2019	Change

REVENUES
Rental income	$130,526	$127,778	2.2%
Other property related income	12,923	13,288	(2.7)%
Total revenues	143,449	141,066	1.7%

OPERATING EXPENSES
Property taxes	17,019	15,817	7.6%
Personnel expense	11,890	11,622	2.3%
Advertising	2,168	1,789	21.2%
Repair and maintenance	1,505	1,625	(7.4)%
Utilities	4,384	4,135	6.0%
Property insurance	1,041	733	42.0%
Other expenses	5,815	6,492	(10.4)%

Total operating expenses	43,822	42,213	3.8%

Net operating income (1)	$99,627	$98,853	0.8%

Gross margin	69.5%	70.1%

Period end occupancy (2)	91.8%	92.0%

Period average occupancy (3)	91.5%	91.3%

Total rentable square feet	33,193

Realized annual rent per occupied square foot (4)	$17.19	$16.86	2.0%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$99,627	$98,853
Non same-store net operating income (1)	6,971	2,095
Indirect property overhead (5)	1,743	472
Depreciation and amortization	(40,838)	(38,442)
General and administrative expense	(10,365)	(9,147)
Interest expense on loans	(18,681)	(17,517)
Loan procurement amortization expense	(754)	(624)
Equity in (losses) earnings of real estate ventures	(5)	261
Other	619	(165)

Net income	$38,317	$35,786

(1)	Net operating income (“NOI”) in a non-GAAP (generally accepted accounting principles) financial measure. The above table reconciles same-store NOI to GAAP Net income.
(2)	Represents occupancy at March 31 of the respective year.
(3)	Represents the weighted average occupancy for the period.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Includes property management income earned in conjunction with managed properties.

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Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except percentage and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2020	2019

Net income attributable to the Company's common shareholders	$37,896	$35,498

Add:
Real estate depreciation and amortization:
Real property	40,008	37,726
Company's share of unconsolidated real estate ventures	1,709	1,944
Noncontrolling interests in the Operating Partnership	383	358

FFO attributable to common shareholders and OP unitholders (1)	$79,996	$75,526

Earnings per share attributable to common shareholders - basic	$0.20	$0.19
Earnings per share attributable to common shareholders - diluted	$0.20	$0.19
FFO per share and unit - fully diluted	$0.41	$0.40
FFO, as adjusted per share and unit - fully diluted	$0.41	$0.40

Weighted average basic shares outstanding	193,582	187,253
Weighted average diluted shares outstanding	194,264	187,984
Weighted average diluted shares and units outstanding	196,236	189,911

Dividend per common share and unit	$0.33	$0.32
Payout ratio of FFO, as adjusted	80.5%	80.0%

(1)

There were no adjustments from FFO attributable to common shareholders and OP unitholders to FFO, as adjusted, attributable to common shareholders and OP unitholders for the three months ended March 31, 2020 and 2019.

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